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                                                                EXHIBIT 10.46




                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT, dated as of May 15, 1997, between Ticketmaster Corporation, an Illinois corporation (the "Company"), and Alan Citron ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of December __, 1994 (the "Agreement"), relative to Executive's employment by the Company; and

         WHEREAS, the Company and Executive have agreed to make certain amendments to the Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

         1. Definitions. Terms defined in the Agreement shall have the same meaning when used in this Amendment, unless the context requires otherwise.

         2. Extension of the Term. The term of the Agreement is hereby extended for a period of three additional years, commencing on February 1, 1998 and ending on January 31, 2001. The Contract Years ending on January 31, 1999, January 31, 2000 and January 31, 2001 are hereinafter referred to as the "Fourth Contract Year", "Fifth Contract Year" and "Sixth Contract Year", respectively.

         3. Position and Duties. The first sentence of Section 4 of the Agreement is hereby deleted and the following sentence is substituted therefor: "Executive shall serve as a Senior Vice President of the Company and President and Chief Operating Officer of Ticketmaster Multimedia Holdings, Inc.".

         4. Base Salary Amount During Extension Period. The Base Salary Amount during the extension period shall be $250,000 during the Fourth Contract Year, $275,000 during the Fifth Contract Year and $300,000 during the Sixth Contract Year.

         5. Car Allowance. The automobile allowance specified in Section 6(d) is hereby increased from $5,000 per year, payable monthly, in advance, to $8400 per year, payable monthly, in advance.

         6.  Continued Effectiveness of Agreement.  Except as
expressly set forth herein, the Agreement shall continue in full force and effect in accordance with its terms and provisions thereof.
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         IN WITNESS WHEREOF, the Company and Executive have executed this
Agreement as of the date and year first written above.

                                         TICKETMASTER CORPORATION

                                         By:  /s/ Fredric D. Rosen
                                              ---------------------------------
                                              Title:   President
                                              ---------------------------------
                                              /s/ Alan Citron
                                              ---------------------------------
                                              Alan Citron